Exhibit (i)(1)

K&L | GATES	Kirkpatrick & Lockhart Preston Gates Ellis LLP 2828 North Harwood Street Suite 1800 Dallas, TX 75201-2139 T 214.939.4900 www.klgates.com

April 27, 2007

AXA Premier VIP Trust 1290 Avenue of the Americas New York, New York 10104

Ladies and Gentlemen:

We have acted as counsel to AXA Premier VIP Trust, a Delaware statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of Post-Effective Amendment No. 19 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-70754 and 811-10509) (the “Post-Effective Amendment”), registering an indefinite number of Class A and Class B shares of beneficial interest of each series of the Trust listed on Appendix A attached hereto (the “Shares”) under the Securities Act of 1933, as amended (the “1933 Act”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Trust’s Agreement and Declaration of Trust and Bylaws and the action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and

2.	When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-

K&L | GATES

AXA Premier VIP Trust

April 27, 2007

Effective Amendment will be validly issued, fully paid, and nonassessable.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP

Kirkpatrick & Lockhart Preston Gates Ellis LLP

K&L | GATES

AXA Premier VIP Trust

April 27, 2007

Appendix A

AXA Premier VIP Trust

AXA Premier VIP Aggressive Equity Portfolio

AXA Premier VIP Core Bond Portfolio

AXA Premier VIP Health Care Portfolio

AXA Premier VIP High Yield Portfolio

AXA Premier VIP International Equity Portfolio

AXA Premier VIP Large Cap Core Equity Portfolio

AXA Premier VIP Large Cap Growth Portfolio

AXA Premier VIP Large Cap Value Portfolio

AXA Premier VIP Mid Cap Growth Portfolio

AXA Premier VIP Mid Cap Value Portfolio

Multimanager Small Cap Growth Portfolio

Multimanager Small Cap Value Portfolio

AXA Premier VIP Technology Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative-Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate-Plus Allocation Portfolio

AXA Aggressive Allocation Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio